SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 20, 2001
                                                          --------------

                                 Aon Corporation
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)



         Delaware                         1-7933                  36-3051915
         --------                         ------                  ----------
(State or Other Jurisdiction      (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)


123 N. Wacker Drive, Chicago, Illinois                                 60606
--------------------------------------                                 -----
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code: (312) 701-3000
                                                    --------------



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

          On April 20, 2001, Aon Corporation (the "Company") issued a press release announcing that the Company's board of directors approved, in principle, a plan to spin off its underwriting businesses to its common stockholders, creating two independent, publicly traded companies. The spin-off would take the form of a tax-free stock dividend to the Company's common stockholders, pending a favorable Internal Revenue Service ("IRS") ruling. The transaction requires final board approval, subject to the favorable IRS ruling, and insurance regulatory approvals.

          The Company also announced estimated first quarter results and reported that its previously announced business transformation plan remains on target to achieve the financial goals it outlined in November 2000. In addition, the Company announced that its board of directors voted to increase the quarterly cash dividend to $0.225 per share of common stock from $0.22 per share.

          A copy of the press release is being filed as an exhibit hereto.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) - (b) Not applicable.

(c)       Exhibits:

Exhibit
Number    Description of Exhibit
------    ----------------------

99        Press release issued by the Company on April 20, 2001.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AON CORPORATION


Date:  April 24, 2001                   By:    /s/ Harvey N. Medvin
                                               ---------------------
                                        Name:  Harvey N. Medvin
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                  EXHIBIT INDEX

          The following is a list of the exhibits filed herewith.

Exhibit
Number    Description of Exhibit

99        Press release issued by the Company on April 20, 2001.

                                                                      Exhibit 99

         AON PLANS SPIN-OFF OF UNDERWRITING OPERATIONS TO STOCKHOLDERS;
                        BUSINESS TRANSFORMATION ON TRACK;
          QUARTERLY CASH DIVIDEND INCREASED FOR 50TH CONSECUTIVE YEAR;
              SOLID PERFORMANCE FROM AGGREGATE OPERATING SEGMENTS;
          CORPORATE SEGMENT REVENUE DOWN DUE TO EQUITY MARKET DECLINES

CHICAGO, April 20, 2001 - Aon Corporation (NYSE:AOC) announced today that its Board of Directors has approved, in principle, a plan to spin-off its underwriting businesses to its common stockholders, creating two independent, publicly traded companies. The spin-off would take the form of a tax-free stock dividend to Aon's common stockholders, pending a favorable Internal Revenue Service (IRS) ruling. The transaction requires final Board approval, subject to the favorable IRS ruling, and certain insurance regulatory approvals.

Aon also reported that the business transformation plan previously announced in November 2000 is on track and operating segment pretax income in the aggregate increased by approximately 7 percent before special charges in the first quarter. "Our combined operating segments posted solid results for the quarter," Aon Chairman and Chief Executive Officer Patrick G. Ryan said. "Equity market volatility negatively impacted our non-operating corporate segment revenue, however, due primarily to limited partnership valuation declines."

Corporate segment revenue, derived primarily from limited partnership investments, declined to approximately negative $85 million for the first quarter versus a positive $30 million in the first quarter last year. This represents a $115 million unfavorable year-over-year comparison equaling $0.26 per share.

The Company also announced that the quarterly cash dividend has been increased to $0.225 marking the 50th consecutive year of increases.

SPIN-OFF OF UNDERWRITING OPERATIONS

"The spin-off of our underwriting businesses is the next logical step in Aon's evolution as a client-centric company," Ryan said. "Through Aon's leadership, the major consolidation phase of the global insurance brokerage industry is now complete. The successful implementation of our business transformation program will result in greater efficiency, enhanced productivity and better service. Now we will seek to accelerate the growth of our key businesses by allowing each to focus directly on its core client base. Once separate, each of the two companies will be better able to pursue new business opportunities unhindered by potential conflicts resulting from being under one holding company."

Patrick G. Ryan will remain chairman and CEO of Aon Corporation and Michael D. O'Halleran will continue as president and chief operating officer. Richard Ravin, who is currently chairman of Aon's Combined Insurance Company of America subsidiary, will be president and CEO of the new holding company to be named Combined Specialty Corporation. David Cole, now president and CEO of Aon's
Virginia Surety Company, will be vice chairman and COO. He will also be chairman, president and CEO of the new holding company's specialty casualty subsidiary, to be named Combined Specialty P&C. Ryan will also serve as non-executive chairman of Combined Specialty Corporation.

"Richard and David are proven leaders of specialty underwriting companies and collectively bring over 60 years of insurance experience to the new company, along with a vision for building a world-class organization," Ryan said.

Aon's underwriting businesses currently operate through five major subsidiaries:
Combined Insurance Company of America, Combined Life Insurance Company of New York, Virginia Surety Company, Inc., London General Insurance Company Limited, and Aon Warranty Group, Inc. These subsidiaries now carry and will continue to carry virtually all of Aon's fixed maturity investments (95 percent of which are investment grade) and equity security investments (including limited partnerships) on their balance sheets. These subsidiaries will be part of the new Combined Specialty Corporation. Combined Specialty would have minimal goodwill but would be allocated a portion of Aon's interest expense and corporate general expenses. Combined Specialty's total assets are expected to exceed $7 billion. Post spin-off, Aon would have an investment portfolio comprised predominantly of short-term investment securities related to its brokerage and consulting operations. Aon would retain virtually all of its accounting goodwill. Although the Company has not yet finalized decisions on the capital structures of the post spin-off companies, the intention is to establish capital structures for each company necessary to maintain current ratings.

Combined Specialty is expected to focus on its core accident and health and warranty lines and to gradually reintroduce specialty property and casualty products. Aon had previously issued policies in the specialty property and casualty lines through 1996 when the Company took a decisive strategic step to sell its life insurance companies (Union Fidelity Life Insurance Co. and Life Insurance Co. of Virginia) and to expand its brokerage business. These steps necessitated putting the specialty property and casualty business into run-off to avoid any conflicts with the expanding brokerage operations. Since 1996, Aon's underwriting subsidiaries have focused almost solely on accident and health and warranty business. Creating a separate company through the spin-off of Aon's underwriting operations would allow Combined Specialty to seek business through additional brokerage distribution channels beyond Aon. Additional opportunities also exist to grow niche affinity and international business. Combined Specialty will be able to market specialty property and casualty policies that would otherwise be in conflict with Aon's insurance brokerage operations.

Aon's underwriting subsidiaries have a solid record of strong balance sheets, consistent profitability and cash flow. After the spin-off, each underwriting subsidiary is expected to maintain its strong independent claims paying ratings for the protection of its policyholders.

"The need to fund the growth of brokerage and consulting operations through internally generated cash flow from our underwriting segment has greatly diminished. Now, new opportunities that are achieved by focusing as independent companies with unique client bases, selling strategies and products and services have become more compelling," Ryan said.

Underwriting primarily serves individual consumers, automobile dealers and retailers, with a network of professional career agents who sell insurance and warranty protection. Insurance brokerage and consulting professionals provide advice, fulfillment and outsourcing solutions in the complex areas of risk management and human capital management that concentrate on large-to-medium-sized companies.

The spin-off is expected to be finalized by the end of 2001. At the time of the spin-off, Aon stockholders will initially have the same proportionate ownership in the two independent companies represented by shares of Aon Corporation and the new Combined Specialty Corporation.

"Our industry-leading brokerage and consulting businesses have the scale to grow independently while our underwriting business can use its internally generated cash flow to invest in new specialty casualty products where it has proven expertise," Ryan said. "Spinning off our underwriting operation will minimize the potential for conflict with our brokerage and consulting clients. Under independent leadership, the new holding company can expand specialty casualty underwriting and seek new business through brokerage distribution channels around  the  world.  The  separation  also has the  added  benefit  of  aligning employees' long-term incentive compensation with the valuation of each respective company," he added.

BUSINESS TRANSFORMATION PLAN

Aon also said today that its business transformation plan remains on target to achieve the financial goals it outlined in November 2000. As previously announced, annual savings from the plan are projected to be between $150 million to $200 million. The majority of the annualized savings will begin to be realized starting in fourth quarter 2001. Total pretax costs related to the business transformation were estimated to be between $250 million and $325 million. The majority of these costs will be recorded as a special charge over three consecutive quarters that began with the fourth quarter 2000 which included an $82 million pretax charge. For first quarter 2001, business transformation related charges are estimated to be approximately $70 million pretax.

In U.S. retail brokerage, the conversion from a geographic model to a more client-focused organizational structure is well underway. Decisions have been made on the location of the four major U.S. retail brokerage processing centers
- New York City, Los Angeles, Houston and Glenview, Illinois - and the migration process for certain client service functions to these centers has been initiated. The policy management and accounting system that is the foundation for much of the transformation has been fully populated with client information and has been further upgraded to provide even greater functionality. Central U.S. processing locations have also been identified and announced for other groups: affinity, wholesale, managing underwriting, claims services, premium accounting, and broad market personal lines.

The Company has initiated the rollout process of its proprietary policy management and accounting system applications from the U.S. to the U.K. and Canada. Significant steps have also been taken to begin to better leverage Aon's e-commerce and technology platforms. Aon will have a common global platform with local applications.

"We are on target to achieve the benefits of our business transformation: expanded growth as well as cost savings from improved technologies, business processes and organizational structures," Ryan said. "We believe more benefits for both our clients and our stockholders will be achieved as we continue to implement the transformation plan."

FIRST QUARTER OUTLOOK

Aon also said today that total pretax income from its operating segments - insurance brokerage, consulting and underwriting - are estimated to increase approximately 7 percent from $266 million in first quarter 2000 before special charges. "Organic revenue growth for brokerage and consulting increased approximately 8 percent for the quarter," Ryan stated. During the quarter, premium rates continued to rise across all major property and casualty lines. Consulting had continued strong results and the underwriting segment that includes warranty is expected to perform in line with the first quarter last year. Warranty incurred higher losses than expected in the quarter due to unusual claims activity for an isolated program that has been terminated and will not impact future quarters.

The non-operating corporate segment has experienced significant non-cash valuation declines in the equity portfolio related primarily to investments in limited partnerships accounted for on the equity method. First quarter corporate segment revenue, the majority of which is comprised of revenue from our limited partnership portfolio, is estimated to be negative $85 million compared with a positive $30 million in first quarter 2000 - a difference of $115 million or $0.26 per share. This decline is largely due to valuation changes. The long-term history of Aon's limited partnership investments is that they have outperformed other investments. These investments are well diversified by industry type, and the majority of these investments are in buyout equity partnerships. Aon's full first quarter earnings will be released on May 3, 2001.

FULL YEAR 2001 OUTLOOK

"We continue to believe that Aon's combined operating segments - brokerage, consulting and underwriting - will achieve double-digit pretax income growth in 2001," Ryan said. "However, given the decline of the equity markets, Aon may not be able to achieve double-digit consolidated earnings per share growth before special charges in 2001 compared with 2000."

DIVIDEND INCREASE ANNOUNCED

Aon said today its Board of Directors voted to increase its quarterly cash dividend to $0.225 per common share from $0.22. This marks the 50th consecutive year in which Aon has increased its quarterly cash dividend. The cash dividend will be payable on May 16, 2001 to stockholders of record at the close of business on May 3, 2001.

While the respective Boards of each company will determine their own cash dividend policy post-spinoff, at this time it is expected that the initial combined cash dividends of the two companies would be at the level of Aon's current cash dividend.

ANNUAL MEETING AND INVESTMENT ANALYST WEBCAST - 10:00 AM (CDT)
                                                --------------

Aon Corporation Chairman and CEO Patrick G. Ryan will host the Company's annual stockholders' meeting today, April 20, 2001, at 10:00 AM (CDT) and will cover all of the topics in this press release. The presentation and questions by stockholders attending the meeting in

Chicago can be listened to via a live webcast by going to Aon's website at www.aon.com. This webcast will be in listen only mode. A Windows Media Player is
-----------
required to listen to this webcast.

POST MEETING INVESTMENT ANALYST Q&A WEBCAST - 1:30 PM (CDT)
                                              -------------
At 1:30 PM (CDT), following the stockholders' meeting, Mr. Ryan and other members of Aon's senior management team will host a webcast to answer questions from institutional investors and financial analysts. We recommend that
                                                             -------------------
investment  analysts  and  investors  listen  to the 10 a.m.  webcast  since the
--------------------------------------------------------------------------------
presentation addressing this press release will not be repeated at 1:30 p.m. All
----------------------------------------------------------------------------
investors and other interested parties are also invited to listen. Both the annual meeting and the question and answer session webcasts will be archived for two weeks. In the U.S. and Canada, the annual meeting is available for replay at 800-839-4225 and the question and answer session is available at 888-568-0542. Outside the U.S. and Canada, the number for the annual meeting is 402-998-1204 and the question and answer session replay can be heard at 402-998-1512.

Aon Corporation (www.aon.com) is a holding company that is comprised of a family
                 -----------
of insurance brokerage, consulting and insurance underwriting subsidiaries. Aon's common stock is listed on the New York, Chicago, Frankfurt and London stock exchanges.

This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in commercial property and casualty premium rates, the competitive environment, the actual cost of resolution of contingent liabilities, the final form of the business transformation plan, the ultimate cost and timing of the implementation thereof, the actual cost savings and other benefits resulting therefrom, whether the Company ultimately implements the proposed spin-off of its underwriting operations, and the timing and terms associated therewith. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.


                                       ###



Contacts: Sean O'Neill
          Vice President Financial Relations
          312-701-3983

          Robert Rosholt
          Executive Vice President - Media
          312-701-3092